UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 18, 2005

                                 ROO Group, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                      000-25659              11-3447894
          --------                      ---------              ----------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification No.)

                228 East 45th Street 8th Floor New York, NY 10017
             (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (646) 352-0260

                                   Copies to:
                            Richard A. Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

         On August 18, 2005, ROO Group, Inc. (the "Company") entered into an Omnibus Consent and Waiver agreement with the holders (the "Noteholders") of the Company's outstanding callable secured convertible notes. Under the agreement, the Noteholders consented to a private placement of up to 266,666,667 shares of the Company's common stock at a purchase price of $0.03 per share in one or more closings. The Noteholders also agreed to amend the amount of consideration required to prepay the callable secured convertible notes in full to: (a) payment of $3,400,000 in cash within five business days of the date of the agreement; and (b) issuance of warrants (the "Warrants") entitling the Noteholders to purchase 3,000,000 shares of the Company's common stock with a fixed exercise price of $0.03 per share exercisable for a period of five years from the issue date. In addition, the Noteholders waived certain notice and other requirements in order to facilitate prepayment of the outstanding callable secured convertible notes.

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit
Number                                          Description
------                ---------------------------------------------------------

10.1 Omnibus Consent and Waiver dated August 18, 2005 between ROO Group, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               ROO Group, Inc.


Date: August 24, 2005                          /s/ Robert Petty
                                               -----------------------
                                               Robert Petty
                                               Chief Executive Officer



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